UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nasdaq, Inc.

(Name of Registrant as Specified In its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Nasdaq, Inc. (“Nasdaq”) is filing Definitive Additional Materials contained in this Schedule 14A with the United States Securities and Exchange Commission in connection with the solicitation of proxies from its employee shareholders in connection with its Annual Meeting of Shareholders to be held virtually on June 15, 2021 at 9:00 a.m. Eastern Time, at virtualshareholdermeeting.com/NDAQ2021.

Posted to Nasdaq’s Internal Website on May 17, 2021

YOUR VOTE MATTERS: 2021 PROXY STATEMENT AND ANNUAL SHAREHOLDER MEETING

By Kristen Conley | Rockville

When seeking information about the financial health of a public company, you likely know the Form 10-K or 10-Q is a great place to start. But did you know the proxy statement provides further information about the company’s strategic direction, important business relationships, executive and board compensation practices, and even the qualifications and skill set of each director on the Board?

Required by the SEC, a proxy statement is designed primarily to share important information about matters to be brought forth and voted upon at the next annual shareholder meeting (matters that YOU—as a shareholder have a right to vote on). Beyond required disclosures, however, the proxy statement provides companies an opportunity to also communicate the company’s culture transparently, as well as its ESG practices, and—this year in particular—human capital management and its responsiveness to COVID-19.

How well do you know the companies you are invested in? If you want to be a curious—and diligent—investor, read the proxy statement.

Nasdaq’s 2021 Proxy Statement and Annual Shareholder Meeting

Nasdaq’s 2021 proxy statement was filed with the SEC on April 27, and our upcoming Annual Shareholder Meeting will take place June 15 at 9:00 a.m. The meeting will occur virtually, as it did last year.

Click here to add the Annual Shareholder Meeting to your calendar.

This year, for every shareholder (if you held any Nasdaq stock as of April 19, that’s you) that votes, Nasdaq will be making a $1 charitable donation to Operation HOPE. Not only will your vote be used to determine important business decisions, it will also contribute to a great cause.

So, where do you get started? This site has everything that you need!

Check out the new microsite and:

1. Become an informed shareholder.

Read the proxy statement, get to know our directors, and review the 4 items to be voted upon.

2. Vote!

If you haven’t already done so, take a minute or two to vote online right from the microsite.

The deadline for voting is 11:59 p.m. ET on June 14.

Note: you will need to enter your sixteen-digit control number, which you should have received from E*TRADE or other relevant institution.

3. Attend the Annual Meeting of Shareholders, June 15th at 9:00 a.m. ET.

Join us as Adena and Mike Splinter (the chairman of our Board) review each proposal and address questions directly from shareholders. Our entire Board, as well as other members of our executive leadership team, will also be in attendance. Plus, if you missed the voting window, you have one last shot to do so during the meeting.

4. Stand by for the results.

Like any election, see how your vote made an impact. (And this year, that means for both the proposals and our charitable donation!) The results will be made public by June 21, 2021.

Questions?

If you have any questions about the proxy statement, the voting process, or the Annual Shareholder Meeting, please contact Erika Moore or Kristen Conley.